UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 9, 2022
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	EFSCP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment to the EFSC Board of Directors

On December 9, 2022, in connection with its ongoing efforts in expanding the skills and experience of its directors, the Board of Directors (“Board”) of Enterprise Financial Services Corp (“Company”) announced the appointment of three (3) new directors to the Board. Each director will also serve as a director on the Board of Directors of the Company’s wholly owned subsidiary, Enterprise Bank & Trust. The new directors will serve until the Company’s 2023 annual meeting of stockholders (when they will be nominated for reelection by the stockholders of the Company).

Lyne B. Andrich

Lyne B. Andrich served as Executive Vice President and Chief Financial Officer of CoBiz Financial Inc. (Nasdaq: COBZ) from May 2003 to January 2019, Chief Operating Officer from December 2017 to January 2019 and Controller from May 1997 to May 2003. Ms. Andrich has served on the Board of Directors and as a member of the Audit Committee of Fortis Financial Inc. (a privately held company) since May 2019 and also has served as a member of the Board of Governors for the Denver Zoological Foundation since June 2009 and is past Chair of its Audit and Finance Committee. Ms. Andrich previously served on the Board of Directors and as a member of the Audit Committee of Whiting Petroleum, Inc. (NYSE: WLL) from September 2019 to August 2020, and served as an advisory board member for the Federal Reserve Bank of Kansas City’s Community Depository Institutions Advisory Council from 2016 through 2018.

Marcela Manjarrez

Marcela Manjarrez has served as Chief Executive Officer of M Strategic Communications Consulting since September 2022. Previously, Ms. Manjarrez served as Executive Vice President, Chief Communications Officer of Centene Corporation (NYSE: CNC) from March 2015 to May 2022. From June 2014 to March 2015, Ms. Manjarrez served as Vice President, Public Affairs for the Federal Reserve Bank of St. Louis. Ms. Manjarrez currently serves on the Board of Directors for a number of charitable organizations, including Opera Theatre of St. Louis, National Alliance for Hispanic Health and Counterpublic. Additionally, Ms. Manjarrez serves as an advisory board member for Washington University in St. Louis’ Center for Finance and Accounting Research.

Lina A. Young

Lina A. Young served as Senior Vice President, Peabody Business Services and Chief Information Officer of Peabody Energy (NYSE: BTU) from July 2010 to August 2021. Ms. Young served on a number of non-profit boards, including the Regional Board of NPower, which creates pathways to economic prosperity by launching digital careers for military veterans and young adults from underserved communities from 2015 through 2019.

There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K for any of the three new directors. At this time, the Board committee assignments for the new directors has not been determined.

Item 7.01 Regulation FD Disclosure.

On December 12, 2022, the Company issued a press release announcing the appointments of Lyne B. Andrich, Marcela Manjarrez and Lina A. Young to the Board as discussed in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

99.1        Press Release dated December 12, 2022.
104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	December 12, 2022	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Senior Vice President and Chief Accounting Officer